UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 7, 2015

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act.
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

 Item 5.02 - Election of Directors

(d)    On January 7, 2015, the Board of Directors of Arrow Financial Corporation (the “Company”) approved an increase in the number of directors of the Company from 12 to 13 persons. On January 7, 2015, to fill the newly created vacancy, the Board appointed William L. Owens to serve as a member of the Board of Directors of the Company effective January 15, 2015. Mr. Owens will be compensated in accordance with the Company’s director compensation policy as more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 26, 2014. Mr. Owens will not initially serve on any of the committees of the Board. There are no arrangements between Mr. Owens and any other person pursuant to which he was elected to serve as a director.

Mr. Owens is a partner at Stafford, Owens, Piller, Murnane, Kelleher & Trombley, PLLC located in Plattsburgh, New York (the “law firm”). Although in 2014 the Company did not engage the law firm for services, the Company anticipates that it may, on a going forward basis, engage the law firm from time to time to perform routine legal services for the Company and its subsidiaries. The Company expects that any fees payable to the law firm in 2015 as a result of this engagement will not be material in amount.

The related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press Release dated January 12, 2015 announcing Director Appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Dated:	January 13, 2015	By:	/s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release dated January 12, 2015 announcing Director Appointment